EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCAIL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Lincoln Mining Corp. (the “Company”) on Form 10-Q for the six months ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Pulos, Chief Financial Officer of Lincoln Mining Corp., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 10, 2010

                        By:

/s/ John Pulos

             John Pulos, Chief Financial Officer